INVESTMENT AGREEMENT                 EXHIBIT 10.2

                                 BY AND BETWEEN

                        BNP RESIDENTIAL PROPERTIES, INC.

                                       AND

                            THE INVESTOR NAMED HEREIN


                          Dated as of December 28, 2001

                              INVESTMENT AGREEMENT


         INVESTMENT AGREEMENT dated as of December 28, 2001 between BNP RESIDENTIAL PROPERTIES, INC., a Maryland corporation (the "Company") and, Preferred Investment I, LLC, a New Jersey limited liability company (the "Investor").

         WHEREAS, the Company wishes to issue the Preferred Stock (as defined in Section 1.1) to the Investor, and the Investor wishes to purchase the Preferred Stock from the Company (the "Investment");

         WHEREAS, the Investment is to occur in stages, with the Initial Closing (as defined in Section 3.1) occurring simultaneously with the signing of this Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements herein contained, the parties agree as follows:


Article 1. Defined Terms 1.1. Defined Terms. The following terms shall, unless the context otherwise requires, have the meanings set forth in this Section 1.1.

"Affiliate" means, with respect to any Person, (a) any member of the Immediate Family of such Person or a trust established for the benefit of such member; (b) any beneficiary of a trust described in (a); (c) any Person which, directly or indirectly through one or more intermediaries, is deemed to be the beneficial owner of 10% or more of the voting equity of such Person for the purposes of
Section 13(d) of the Exchange Act; (d) any officer of such Person or any member of the board of directors or board of trustees of such Person; (e) any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, including such Person or Persons referred to in the preceding clause (a) or (d).

"Agreement" means this Investment Agreement, as originally executed and as hereafter from time to time supplemented, amended and restated.

"Articles Supplementary" means the Articles Supplementary classifying 909,090 shares of preferred stock of the Company, par value $.01 per share, as Series B Cumulative Convertible Preferred Stock in the form of Exhibit A attached hereto.

"Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent.

"Board" means the board of directors of the Company.

"BNP Entities" shall mean, collectively, the Company and all Subsidiaries of the Company, and "BNP Entity" shall mean any of them.

"Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in Charlotte, North Carolina are authorized or obligated by Law or executive Order to close.

"Charter" means the Articles of Incorporation of the Company as currently in effect as amended by the Articles Supplementary and as amended in the future in a manner that is not inconsistent with the terms of the Operative Instruments.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

"Common Stock" means the $0.01 par value common stock of the Company.

"Company Disclosure Memorandum" shall mean the written information entitled "Company Disclosure Memorandum" delivered prior to the date of this Agreement to the Investor describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

"Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

"Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

"Conversion Shares" shall mean the shares of Common Stock issuable upon conversion of the Preferred Stock pursuant to Section 6 of the Articles Supplementary.

"Default" with respect to any Contract, Law, Order or Permit shall mean (i) any breach or violation of, default under, contravention of, or conflict with, such Contract, Law, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, such Contract, Law, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, such Contract, Law, Order or Permit.

"Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, cooperative or association.

"Environmental Laws" means any foreign, federal, state or local statute, law, ordinance, rule, regulation, order or other requirement of any governmental authority relating to protection of human health or the environment including, but not limited to, the federal Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.ss. ss.9601-9675, the federal Clean Air Act, 42 U.S.C. ss.ss.7401-7671, the federal Clean Water Act, 33 U.S.C. ss.ss.1251-1387, the federal Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901-6992, the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss.11001-11050, the federal Toxic Substances Control Act, 15 U.S.C. ss.ss.2601-2692 and the federal Occupational Safety and Health Act, 29 U.S.C. ss.ss.651-678.

"Equity Rights" with respect to a Person shall mean all arrangements, calls, commitments, contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever (including, with respect to the Operating Partnership and without limitation, the units of limited partnership interest of the Operating Partnership), relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of such Person or by which such Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"GAAP" means United States generally accepted accounting principles, as in effect from time to time.

"Hazardous Substance" means any substance, material or waste (regardless of physical form or concentration) regulated, listed, or identified under any Environmental Laws.

"Immediate Family" means, with respect to any Person, such Person's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, stepchildren, sons-in-law and daughters-in-law.

"Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge without due inquiry of the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, in-house general counsel, any in-house assistant or deputy general counsel, or any senior, executive or other vice president of such Person, or any members of the board of directors of such Person.

"Law" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

"Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding

(including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation.

"Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

"Lien" means and includes any lien, security interest, pledge, charge, option, right of first refusal, claim, mortgage, lease, easement or any other encumbrance whatsoever, other than (1) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings, (2) any statutory lien arising in the ordinary course of business by operation of law with respect to an obligation or liability that is not yet due or delinquent or that is subject to a bona fide dispute, or (3) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

"Material Adverse Effect," when used with reference to events, acts, failures or omissions to act, or conduct of a specified Person, means that such events, acts, failures or omissions to act, or conduct would have a material adverse effect on (i) the condition (financial or otherwise), earnings or business affairs of such Person and its consolidated Subsidiaries, considered as one enterprise, or (ii) the ability of such Person to perform its obligations under the Operative Instruments and Articles Supplementary; provided that a "Material Adverse Effect" shall not be deemed to include the impact of (i) events or conditions generally affecting the industry in which the Company and its Subsidiaries operate or arising from changes in general business or economic conditions, including without limitation acts of war or terrorism; (ii) any effect resulting from any change in Law or GAAP, which generally affects entities such as the Company or its Subsidiaries; (iii) events resulting from the execution and/or announcement of this Agreement; and (iv) any effect resulting from compliance by the Company or any of its Subsidiaries with the terms of this Agreement.

"Material Contract" means (a) any mortgage, borrowing, capital lease obligation, credit facility, note, or similar instrument with a principal balance payable as of the Initial Closing in excess of $1,000,000.00 and (b) the lease with Boddie-Noell Enterprises, Inc.

"Operating Partnership" shall mean BNP Residential Properties Limited Partnership, a Delaware limited partnership.

"Operative Instruments" means this Agreement and the Registration Rights Agreement.

"Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

"Ownership Limit" shall have the meaning set forth in the Charter.

"Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

"Person" means any individual or Entity.

"Preferred Stock" means the $0.01 par value Series B Cumulative Convertible Preferred Stock of the Company.

"Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, between the Company and the Investors, in the form of Exhibit B attached hereto.

"Regulatory Authority" shall mean the SEC, the American Stock Exchange, the National Association of Securities Dealers, the Federal Trade Commission, the United States Department of Justice, or any other federal, state, county, local or other governments, governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the party in question and its Subsidiaries.

"Representatives" means, with respect to a party hereto, the directors, trustees, officers, employees, Affiliates, agents or advisors (including without limitation attorneys, accountants, consultants, investment bankers, financing sources and financial advisors) of such party. Any Person who was a Representative after the date hereof shall continue to be a Representative notwithstanding any change in such Person's relationship with a party hereto.

"Rights Agreement" shall mean that certain Rights Agreement, dated March 18, 1999, between the Company and First Union National Bank.

"SDAT" means the State Department of Assessment and Taxation of Maryland.

"SEC" means the Securities and Exchange Commission or any successor regulatory authority.

"Securities Act" means the Securities Act of 1933, as amended.

"Subsidiary" of any Person means an Entity in which such Person has the power or right, whether by the direct or indirect ownership of shares or other equity interests, by Contract or otherwise, to elect a majority of the directors of a corporation or the trustees of a trust, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those Persons exercising governing authority over such Entity. A limited partnership shall be deemed to be a Subsidiary of a Person if such Person or a Subsidiary of such Person serves as a general partner thereof. A trust shall be deemed to be a Subsidiary of a Person if such Person or a Subsidiary of such Person serves as any trustee thereof or any Person having the right to select any such trustee.

1.2. Terms Defined Herein. In addition to the terms defined in Section 1.1 above, the following terms shall, unless the context otherwise requires, have the meanings set forth on the page set forth next to such term:

         2000 10-K......................................................9
         Additional Shares.............................................15
         Closing........................................................6
         Company........................................................1
         Initial Closing................................................7
         Investment.....................................................1
         Investor.......................................................1
         Issuance......................................................15
         Issuance Notice...............................................15
         Option Period.................................................15
         Optional Shares...............................................15
         Purchase Price.................................................6
         REIT..........................................................11
         SEC Reports....................................................9
         Subsequent Closing.............................................7
         Unit Designation Certificate...................................9


                                   Article 2.
                      Sale And Purchase Of Preferred Stock

2.1. Sale and Purchase. Upon the terms and subject to the conditions of this Agreement, at the closings provided for in Article 3 hereof (each, a "Closing"):
(i) the Company shall issue an aggregate of up to 454,545 shares of Preferred Stock to the Investor and shall deliver to each Investor a share certificate or certificates evidencing all of the Preferred Stock to be issued to such Investor at the Closings, registered in the Investor's or its nominee's name; and (ii) the Investor shall purchase such Preferred Stock for $11.00 per share (the "Purchase Price").

2.2. Payment for the Preferred Stock. At the Closings and in accordance with the provisions set forth in Article 3, the Purchase Price with respect to the number of shares of Preferred Stock to be purchased by an Investor and sold to such Investor at such Closing shall be paid by such Investor to the Company in United States dollars by wire transfer of funds immediately available to such account(s) specified by the Company.

                                   Article 3

                                    Closings

3.1. Closings. The first Closing will provide for the issuance and sale of at least 227,273 shares of Preferred Stock (the "Initial Closing"). The Company is entitled to designate subsequent Closings (each, a "Subsequent Closing") so long as each Subsequent Closing provides for the issuance and sale of at least 22,727 shares of Preferred Stock. Each Closing will take place at 10:00 a.m. or at such other time as the parties, acting through their authorized officers, may mutually agree. The Closings will be held at the offices of Alston & Bird LLP in Charlotte, North Carolina or at such other location as the parties may mutually agree.

3.2. Closing Dates. Subject to the terms and conditions hereof, the Initial Closing shall occur simultaneously with the execution of this Agreement. Subject to the terms and conditions hereof, each Subsequent Closing shall occur on such date as the Company notifies the Investor on not less than 20 Business Days' notice or at such other time as the Company and the Investor mutually agrees in writing; provided, however that all of the Closings shall occur within one year of the date of this Agreement, unless otherwise agreed in writing by the parties. Such notice shall specify the date of the Subsequent Closing and the number of shares of Preferred Stock to be issued and purchased at such Closing.

                                   Article 4
                  Representations and Warranties of the Company

     The Company hereby represents and warrants to the Investor as follows:

4.1. Organization, Standing and Power. Each of the Company and its Subsidiaries has been duly formed or organized and is validly existing and in good standing under the Laws of its respective state of formation or organization and is qualified to do business and in good standing in each other jurisdiction in which its ownership of properties or its conduct of business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company. The Company and each of its corporate Subsidiaries has the corporate power and authority to own, lease and operate its properties, directly or indirectly, and to carry on its business as presently conducted. Each of the Subsidiaries that are limited partnerships has the power under the Delaware Revised Uniform Limited Partnership Act and under its partnership agreement to own, lease and operate its properties, directly or indirectly, and to carry on its business as presently conducted. Each of the Subsidiaries that are limited liability companies has the power under the North Carolina Limited Liability Company Act, its articles of organization, and its operating agreement, if any, to own, lease and operate its properties, directly or indirectly, and to carry on its business as presently conducted.

4.2. Valid Agreements of the Company. The Company has the corporate power and authority necessary to execute, deliver, and perform its obligations under the Operative Instruments and to consummate the transactions contemplated thereby and to execute, file, and perform its obligations under the Articles Supplementary. The execution, delivery and performance of the Operative Instruments and the consummation of the transactions contemplated therein and the execution, filing, and performance of the Articles Supplementary have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company. Each of the Operative Instruments and the Articles Supplementary represent legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

4.3. No Default. The execution, delivery and consummation of the Operative Instruments by the Company do not violate the Charter or the by-laws of the Company. The execution, delivery and consummation of the Operative Instruments and the execution, filing, and consummation of the Articles Supplementary do not
(1) constitute or result in a Default under or require any Consent pursuant to or result in the creation of any Lien on any of the Assets of the Company or any of its Subsidiaries under any Contract or Permit of the Company or any of its Subsidiaries or (2) conflict with or violate any Law or Order of any Regulatory Authority except for such Defaults, Liens or failure to obtain such Consent which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

4.4. No Required Consents. Other than Consents, filings, or notifications which, if not obtained or made, would not have, individually or in the aggregate, a Material Adverse Effect on the Company, no notice to, filing with, or Consent of, any Regulatory Authority is necessary for the consummation by the Company of the transactions contemplated in the Operative Instruments or Articles Supplementary.

4.5. Capitalization. The authorized shares of capital stock of the Company as of the date hereof consist of: (i) 100,000,000 shares of Common Stock and (ii) 10,000,000 shares of Preferred Stock, $0.01 par value, of which 1,000,000 shares have been duly classified as Series A Junior Participating Preferred Stock and of which 909,090 shares have been duly classified as Series B Cumulative Convertible Preferred Stock, par value $.01 per share. Section 4.5 of the Company Disclosure Memorandum sets forth the issued and outstanding shares of capital stock (or other equity interests) of the Company and its Subsidiaries as of the date hereof. All of the issued and outstanding shares of the capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. As of the date hereof, except as set forth on
Section 4.5 of the Company Disclosure Memorandum, there are no other shares of capital stock (or other equity interests) or Equity Rights of the Company outstanding and no other commitments of any character whatsoever relating to such shares, and no shares of capital stock of the Company are reserved for issuance.

4.6. Company Subsidiaries. The Company has disclosed in Section 4.6 of the Company Disclosure Memorandum all of the Subsidiaries of the Company that are corporations (identifying the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Subsidiaries of the Company that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the amount and nature of the ownership interest therein). Except as disclosed in Section 4.6 of the Company Disclosure Memorandum, the Company or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Subsidiary of the Company. Except as disclosed in Section 4.6 of the Company Disclosure Memorandum, no capital stock (or other equity interest) of any Subsidiary of the Company is or may become required to be issued (other than to another BNP Entity) by reason of any Equity Rights, and there are no Contracts by which any Subsidiary of the Company is bound to issue (other than to another BNP Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any BNP Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Subsidiary of the Company (other than to another BNP Entity). There are no Contracts relating to the rights of any BNP Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Subsidiary of the Company. All of the shares of capital stock (or other equity interests) of each Subsidiary of the Company held by a BNP Entity are fully paid and nonassessable and are owned by the BNP Entity free and clear of any Lien. As of the date hereof, except as set forth in Section 4.6 of the Company Disclosure Memorandum, the Company owns no direct or indirect equity interest in any entity, except for such interests as, in the aggregate, are not material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as a single enterprise. The amendment to the Operating Partnership's limited partnership agreement which establishes the preferred units that correspond to the Preferred Stock (the "Unit Designation Certificate") has been approved and made a part of the Operating Partnership's limited partnership agreement. True and complete copies of such amendment have been delivered to the Investor.

4.7. Reservation of Shares. The Company has duly reserved solely for purposes of issuance upon conversion of the Preferred Stock, 454,545 shares of Common Stock into which the Preferred Stock may be converted.

4.8. Validity of Preferred Stock. The board of directors of the Company has adopted the Articles Supplementary and filed them with the SDAT, and they have become effective. The Company has duly authorized the issuance and delivery of up to 454,545 shares of Preferred Stock pursuant to this Agreement and, upon delivery thereof and receipt by the Company of the Purchase Price therefor, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

4.9. No Misstatement or Omission. At the time of filing, the Proxy Statement relating to its 2001 Annual Meeting of Shareholders, the Annual Report on Form 10-K for the year ended December 31, 2000 (the "2000 10-K") and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (collectively, the "SEC Reports") complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. The SEC Reports do not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made not misleading in light of the circumstances under which they were made.

4.10. Financial Statements. The financial statements, including the notes thereto, included in the 2000 10-K and each subsequent SEC Report have been prepared from and in accordance with the books and records of the Company in accordance with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and present fairly the financial condition and results of operation of the Company and its Subsidiaries as of and for the periods shown.

4.11. Subsequent Events. Since the date of the most recent balance sheet of the Company included in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, there have been no events or changes that have had or are reasonably likely to have a Material Adverse Effect on the Company.

4.12. Litigation. Except as set forth on Section 4.12 of the Company Disclosure Memorandum, there is no Legal Proceeding, by any Regulatory Authority or any other Person, pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company, or which question the validity hereof or any action taken or to be taken in connection herewith, nor are there any Orders of any Regulatory Authorities or arbitrators outstanding or, to the Company's Knowledge, pending against the Company or any of its Subsidiaries that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

4.13. Environmental Matters.

     A. The Company has received no written notice of and, to the best knowledge of the Company (which for purposes of this Section 4.13 means the actual knowledge without inquiry of the Executive Officers of the Company), the Company is not the subject of, any actions, causes of action, claims, investigations, demands or notices by any governmental or regulatory authority or any other party alleging liability under or noncompliance with any Environmental Law that individually or in the aggregate would have a Material Adverse Effect. To the best knowledge of the Company, the Company is, and the properties owned or leased by the Company are, in compliance in all material respects with all applicable Environmental Laws, except for instances of noncompliance that individually or in the aggregate would not have a Material Adverse Effect. Such compliance includes, but is not limited to, the possession by the Company of all material Permits and other governmental authorizations and approvals required under applicable Environmental Laws and compliance in all material respects with the terms and conditions thereof.

     B. As of the Initial Closing Date, with respect to each apartment property owned by the Company, the Company has received no written notice of and, to the best knowledge of the Company, no owned apartment property is the subject of, any actions, causes of action, claims, investigations, demands or notices by any governmental or regulatory authority or any other party alleging liability under or noncompliance with any Environmental Law that would have a Material Adverse Effect on any individual owned apartment property. As of the Initial Closing Date, to the best knowledge of the Company, each owned apartment property is in compliance in all material respects with all applicable Environmental Laws, except for instances of noncompliance that individually or in the aggregate would not have a Material Adverse Effect on any individual owned apartment property. Such compliance includes, but is not limited to, the possession by the Company of all material Permits and other governmental authorizations and approvals required under applicable Environmental Laws and compliance in all material respects with the terms and conditions thereof.

4.14. REIT Status. The Company (a) has elected to be taxed as a real estate investment trust (a "REIT") within the meaning of Section 856 through 860 of the Code and for all periods beginning with the period of such election through December 31, 2000, has been organized and operated in conformity with the requirements for qualification as a REIT and has satisfied all requirements to qualify as a REIT, (b) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the current calendar year, and (c) has not taken or omitted to take, nor has any predecessor REIT of the Company taken or omitted to take, any action which would reasonably be expected to result in, and the Company has no actual knowledge of, a challenge to its status as a REIT.

4.15. Insurance. As of the Initial Closing, the Company and its Subsidiaries carry or are entitled to the benefits of insurance as are customary for similar companies in the Company's industry. As of the Initial Closing:

     A.   such policies are in full force and effect;

     B. the Company has paid all premiums on such policies due and payable prior to the Initial Closing;

     C. the Company has received no notice or other communication indicating the intent of any insurer to cancel or discontinue any such policies; and

     D. to the best knowledge of the Company (which for purposes of this Section 4.15 means the actual knowledge without inquiry of the Executive Officers of the Company), the Company has not done anything by way of action or inaction that invalidates any of such policies.

4.16. No Event of Default.

     A. There is no Default under any Contract of the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any notice that an event has occurred and is continuing or that a condition exists which constitutes a Default under any Contract of the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Company.

     B. As of the Initial Closing Date, there is no Default under any Material Contract of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice that an event has occurred and is continuing or that a condition exists which constitutes a Default under any Material Contract of the Company or any of its Subsidiaries.

4.17. Brokers and Finders. Except for Lehman Brothers Inc., the Company represents and warrants that neither it nor any of its Representatives has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby.

4.18. Assets. Except as disclosed in Section 4.18 of the Company Disclosure Memorandum or as disclosed or reserved against in the Company financial statements included in the SEC Reports as of the date hereof, the BNP Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a Material Adverse Effect on the Company.

4.19. Compliance with Laws. Each BNP Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. None of the BNP
Entities:

     A. is in Default under any of the provisions of its Articles of Incorporation or by-laws (or other governing instruments);

     B. is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company; or

     C. since January 1, 1996, has received any notification or communication from any Regulatory Authority (a) asserting that any BNP Entity is not in compliance with any of the Laws or Orders which such Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, (b) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, or (c) requiring any BNP Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business; or

     D. since January 1, 1996, as of the Initial Closing, has received any notification or communication from any Regulatory Authority asserting that any BNP Entity is not in compliance with the Fair Housing Act (Chapter 45 of Title 42 of the United States Code);

     E. since January 1, 1996, as of the Initial Closing, has received any notification or communication from any Regulatory Authority or any other party asserting that any BNP Entity has engaged in any unlawful employment practices violative of the provisions of Subchapter VI of Chapter 21 of Title 42 of the United States Code (Equal Employment Opportunities) and is the subject of any claim, suit, investigation or proceeding arising therefrom.

          Excluded from the scope of the representations and warranties in this Section are all matters related to Environmental laws; these excluded matters are covered exclusively by Section 4.13 hereof.

                                   Article 5.
                 Representations and Warranties of the Investor

     The Investor hereby represents and warrants to the Company as follows:

5.1. Organization. The Investor has been duly organized and is validly existing and in good standing under the Laws of its state of organization, and has all requisite power and authority under such Laws to carry on its business as now conducted.

5.2. Purchase for Investment. The Investor is an Accredited Investor as defined in Regulation D under the Securities Act. The Investor is purchasing the Preferred Stock for its own account and not with a view to the distribution thereof or with any present intention or plan of distributing or selling any of the Preferred Stock. The Investor is aware that the certificates representing the shares of Preferred Stock and the shares of Common Stock received upon conversion of the Preferred Stock will bear the following legend:

The securities represented by this certificate have been issued pursuant to a claim or exemption from the registration provisions of federal and state securities laws and may not be sold, transferred or pledged (a) without compliance with the registration provisions of applicable federal and state securities laws or applicable exemptions therefrom and (b) until the corporation has received adequate assurance, by opinion of counsel or other means satisfactory to the corporation, that an exemption from registration exists for such offer, sale, transfer or pledge.

5.3. Valid Agreements of the Investor. The Investor has the limited liability company power and authority necessary to execute, deliver, and perform its obligations under the Operative Instruments and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Operative Instruments and the consummation of the transactions contemplated therein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Investor. Each of the Operative Instruments represents a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

5.4. No Default. The execution, delivery and consummation of the Operative Agreements by the Investor do not (a) violate the organizational documents of the Investor; (b) constitute or result in a Default under or require any Consent pursuant to or result in the creation of any Lien on any of the Assets of the Investor or any of its Subsidiaries under any Contract or Permit of the Investor or any of its Subsidiaries; or (c) conflict with or violate any Law or Order of any Regulatory Authority; except, in the case of clauses (b) and (c) above, for such Defaults, Liens or failure to obtain such Consent which would not, individually or in the aggregate, materially adversely affect the ability of the Investor to perform its obligations under the Operative Instruments.

5.5. No Required Consents. Other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to affect adversely, individually or in the aggregate, the Investor's ability to perform its obligations under the Operative Instruments, no notice to, filing with, or Consent of, any Regulatory Authority is necessary for the consummation by the Investor of the transactions contemplated in the Operative Instruments.

5.6. Brokers and Finders. The Investor represents and warrants that neither it nor any of its Representatives has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby.

5.7. Resources. The Investor has the funds required to pay the purchase price and consummate the transactions contemplated hereby.

                                   Article 6.
                           Covenants and Undertakings

6.1. Expenses. The Company agrees to reimburse the Investor at each Closing for its reasonable out-of-pocket expenses documented to the reasonable satisfaction of the Company; provided that the aggregate of all such out-of-pocket expenses for all Closings including, without limitation, the fees and expenses of counsel to the Investor shall not exceed $30,000.

6.2. Limitation on Issuance of Series B Preferred Stock. The Company agrees to refrain from selling any Preferred Stock (as defined in this Agreement) to any party other than the Investor or an Affiliate thereof without the Investor's consent. This Section 6.2 is intended only to limit the Company's issuance of Preferred Stock; it is not intended to prevent the Company from issuing preferred stock in one or more series or classes other than the Preferred Stock. Notwithstanding the preceding, the covenant of the Company contained in this
Section 6.2 shall inure to the benefit of any assignee of the Investor that is a holder of share of the Preferred Stock.

6.3. Issuance of Optional Shares. Until the first anniversary of the Initial Closing Date, any issuance of additional shares of preferred stock to any Person other than the Investor or an Affiliate thereof (an "Issuance") is subject to the following provisions:

     A. Notice Requirement. Prior to any Issuance, the Company will first send a notice to Investor (an "Issuance Notice"), delivered or mailed as provided in Section 8.2, specifying the Company's intention to issue additional shares of preferred stock (the "Additional Shares"). The Issuance Notice will include the terms under which the Company proposes to issue the Additional Shares.

     B. Right to Purchase Optional Shares. The Issuance Notice will constitute an irrevocable offer to sell to the Investor (i) the remaining shares of Preferred Stock issuable hereunder and (ii) an additional 454,545 shares (the "Optional Shares") of Preferred Stock at the Purchase Price, provided that the Investor can then make the representations and warranties set forth in Article 5. The Issuance Notice will include a representation to the Investor that the Company has a good faith intention to sell the Additional Shares on the terms specified in the Issuance Notice.

     C. Option Period. For a maximum period of twenty (20) Business Days after the receipt of the Issuance Notice (the "Option Period"), the Investor shall have the right to elect to purchase all or any portion of the Optional Shares at the Purchase Price.

     D. Investor's Option. During the Option Period, the Investor may exercise its option in whole or in part no later than 11:59 p.m., Charlotte, North Carolina time, on the 20th day of the Option Period by delivering written notice to the Company of its intent to exercise its option to purchase some or all of the Optional Shares.

     E. Lapse. Following notice of the Investor's decision (or if the Investor does not provide notice by the end of the Option Period), the Company will be free to issue the number of Additional Shares in material compliance with the terms of the Issuance Notice for a period of one-hundred twenty (120) days after the earlier of (i) the notice from the Investor or (ii) the expiration of the Option Period, but after such one-hundred twenty (120) day period, the restrictions of this Agreement shall again apply.

     F. Closing. The closing of any sale of Optional Shares by the Company to the Investor pursuant to this Section 6.3 will take place on such date, within twenty (20) days of the date of the Investor's written acceptance of the offer to purchase Optional Shares (subject to extension to comply with any applicable law), as shall be agreed by the Company and the Investor. At any such closing, the Company will deliver to the Investor or its designee certificates representing the Optional Shares, registered in the name of the Investor or its nominee, against payment of the applicable Purchase Price by wire transfer of same-day funds.

     G. Reservation of Common Stock. No later than the closing of any sale of Optional Shares, the Company will reserve solely for purposes of issuance upon conversion of the Optional Shares, that number of shares of Common Stock into which the Optional Shares may be converted.

     H. Termination of Right to Purchase Optional Shares. The right to purchase the Optional Shares set out above terminates immediately on the first anniversary of the Initial Closing Date or immediately prior to a transaction involving a Change of Control (as such term in defined in the Articles Supplementary).

6.4. Charter Governs. So long as shares of Preferred Stock remain outstanding, the Company will comply with the provisions of Section 5 of the Articles Supplementary in any Issuance.

6.5. Control Shares. If the Company issues the Optional Shares to the Investor pursuant to Section 6.3 hereto, the Company shall not take any action to cause subtitle 7 of title 3 of the Maryland General Corporation Law to apply to any Conversion Shares held by the Investor.

6.6. Rights Agreement. If the Company issues the Optional Shares to the Investor pursuant to Section 6.3 hereto, the Company shall take all necessary action to prevent any Person from becoming able to exercise the rights under the Rights Agreement and to prevent the separation of such rights from the shares of Common Stock to which they are attached solely as a result of the beneficial ownership (as defined in the Rights Agreement) by the Investor of shares of Preferred Stock or Conversion Shares. The beneficial ownership by the Investor of other shares of capital stock of the Company, however, could cause a Person to be able to exercise such rights or require such rights to be separated, and the Company would have no obligation to prevent such events hereunder.

6.7. Ownership Limit. If the Company issues the Optional Shares to the Investor pursuant to Section 6.3 hereto, and such issuance would cause the Investor to beneficially own (as defined in the Rights Agreement) shares in excess of the Ownership Limit (as defined in the Charter), the Board shall, upon receipt of the ruling or opinion required by Section 6.8 of the Charter, exempt such issuance by the Investor from the Ownership Limit prior to such issuance provided that and so long as the only capital stock of the

Company beneficially owned (as defined in the Rights Agreement) by the Investor is Preferred Stock and/or Conversion Shares.

6.8. Confidentiality. The Investor agrees that all information provided to such Investor or any of its Representatives in connection with this Agreement shall be kept confidential, and such Investor shall not (x) disclose such information to any Persons other than the Representatives of such Investor who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information or (y) use such information in a manner which would be detrimental to the Company; provided, however, the foregoing obligation of the Investor shall not (i) relate to any information that is or becomes generally available other than as a result of unauthorized disclosure by the Investor or by a Person to whom the Investor has made such information available, or (ii) prohibit disclosure of any information if required by Law, Order or other legal or governmental process.

6.9. Transfer Restrictions. The Investor may not sell, transfer or dispose of any of the Preferred Stock or the Conversion Shares received upon conversion of the Preferred Stock (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities Laws is required in connection with such transfer.

6.10. Personal Guarantee. Peter J. Weidhorn hereby personally guarantees the performance of Investor's obligations under Article 2 and Article 3.

6.11. Preferred B Directors. The Investor covenants that any Preferred B Director (as defined in the Articles Supplementary) it may appoint will be reasonably experienced in business, financial or real estate matters.

6.12. Amendment of Unit Designation Certificate. The Company covenants that it will not cause the Unit Designation Certificate to be amended without the consent of the holders of a majority of the outstanding shares of Preferred Stock; provided, however, that the Company may cause the Unit Designation Certificate to be amended without the consent of the holders of the Preferred Stock in order to comply with any Law.

                                   Article 7.
                  Conditions Precedent To Obligations To Close

7.1. Conditions to Obligations of the Investor. The obligation of the Investor to complete each Closing is subject, at its option, to the fulfillment on or prior to the date of the Closing (unless otherwise provided) of the following conditions, any one or more of which may be waived by it in its sole discretion:

     A. Representations and Covenants. The representations and warranties of the Company contained herein (including, without limitation, the Company Disclosure Memorandum) shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the date of the Closing, with the same effect as though such representations and warranties had been made on and as of the date of the Closing (except for representations and warranties that speak as of a specific date or time other than the date of the Closing (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would be deemed de minimis exceptions. The covenants and agreements of the Company to be performed on or before the date of Closing in accordance with this Agreement shall have been duly performed in all respects. The Company shall have delivered to Investor at the Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to Investor dated the date of the Closing to such effect.

     B. Continued Employment of Executive Officers. Messrs. D. Scott Wilkerson and Philip S. Payne shall be serving as President/CEO and Executive Vice President, respectfully, of the Company.

     C.   Company Deliverables.

          1. The Company shall deliver to the Investor one or more certificates:

               a. stating that the conditions specified in Sections 7.1.A and 7.1.B have been fulfilled;

               b. attesting that the resolutions authorizing the issuance of the Preferred Stock are in full force and effect;

               c. attesting that the copy of the Charter and bylaws attached to such certificate are true and correct as of the Closing; and

               d. attesting that the persons named thereon are the duly elected or appointed, qualified and acting officers of the Company and are authorized to act on the Company's behalf with regard to the execution of the Operative Instruments (and the Articles Supplementary with respect to the Initial Closing), and that such persons hold the positions indicated, and that the signatures of such persons appearing thereon are their genuine signatures.

          2. The Company shall deliver to the Investor a certificate of good standing from the SDAT.

     D. Opinion. The Investor shall have received the opinion of Alston & Bird LLP, legal counsel to the Company, dated as of the Initial Closing, opining as to (1) the organization and good standing of the Company;
          (2) the due authorization and validity of the issuance of the Preferred Stock; and (3) the enforceability of the Operative Instruments and the Articles Supplementary against the Company.

7.2. Conditions to Obligations of the Company. The obligation of the Company to complete each Closing is subject, at its option, to the fulfillment on or prior to the date of the related Closing of the following conditions, any one or more of which may be waived by it in its sole discretion:

     A. Representations and Covenants. The representations and warranties of the Investor contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the date of the Closing, with the same effect as though such representations and warranties had been made on and as of the date of the Closing (except for representations and warranties that speak as of a specific date or time other than the date of the Closing (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to materially adversely affect the ability of the Investor to perform its obligations under the Operative Instruments; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality for purposes of this Section 7.2 such materiality or qualification will be in all respects ignored (but subject to the overall materiality standard set forth immediately prior to this proviso). The covenants and agreements of the Investor to be performed on or before Closing in accordance with this Agreement shall have been duly performed in all respects. The Investor shall have delivered to the Company at the Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to the Company dated the date of the Closing to such effect.

     B. Opinion. The Company shall have received the opinion of Orloff, Lowenbach, Stifelman & Siegel, P.A., legal counsel to the Investor, dated as of the Initial Closing, opining (1) as to the organization and good standing of the Investor; and (2) that the Operative Instruments were duly authorized, executed, and delivered by the Investor.

                                   Article 8.
                                  Miscellaneous

8.1. Applicable Law. This Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of North Carolina as contracts wholly negotiated, executed and to be performed in the State of North Carolina, without regard to the principles of conflicts of law thereof.

8.2. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered: (a) if to the Company, at 3850 One First Union Center, Charlotte, North

Carolina 28202, Attention: President and Chief Executive Officer, with a copy to Alston & Bird LLP, 3605 Glenwood Avenue, Suite 310, Raleigh, North Carolina 27612, Attention: Robert H. Bergdolt, Esq. (which copy does not constitute notice); and (b) if to the Investor, c/o Peter J. Weidhorn, Westminster Management, Pond Road Plaza, 4345 Route 9 North, Freehold, NJ 07728, with a copy to Orloff, Lowenbach, Stifelman & Siegel, 101 Eisenhower Parkway, Roseland, NJ 07068, Attention: Stanley Schwartz, Esq. (which copy does not constitute notice).

8.3. Limitations Regarding Representations and Warranties.

     A. The parties hereto will have liability with respect to any breach of a representation or warranty only if, on or before the second anniversary of the Initial Closing, the non-breaching party notifies the breaching party of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by the non-breaching party.

     B. Each party hereto shall be deemed to have waived in full any breach of any other party's representations wand warranties herein of which such waiving party is aware at the Initial Closing or any Subsequent Closing.

8.4. Entire Agreement; Third-Party Beneficiaries; Amendments. This Agreement and other agreements referred to herein set forth the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements or understandings with respect to the subject matter hereof and thereof. None of such agreements or any other agreement contemplated hereby or thereby (or any provision hereof or thereof) is intended to confer on any person other than the parties hereto or thereto, any rights or remedies. This Agreement shall not be amended except by an instrument in writing executed by the Company and the Investor.

8.5. Specific Performance. Each of the Investor and the Company acknowledges that, in view of the uniqueness of the arrangements contemplated by this Agreement, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

8.6. Counterparts. This Agreement may be executed in more than one counterpart, each of which may be executed by fewer than all the parties, with the same effect as if the parties executed one counterpart as of the day and year first above written.

8.7. Attorneys' Fees. In any action or proceeding brought to enforce any provisions of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its reasonable costs and expenses and any other available remedy.

8.8. Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

8.9. Waiver.

     A. Prior to a Closing, the Investor shall have the right to waive any Default in the performance of any term of this Agreement by the Company, to waive or extend the time for the compliance or fulfillment by the Company of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of the Investors under this Agreement. No such waiver shall be effective unless in writing signed by duly authorized officer of the Investor.

     B. Prior to a Closing, the Company, acting through the Board, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by the Investor, to waive or extend the time for the compliance or fulfillment by the Investor of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of the Company under this Agreement. No such waiver shall be effective unless in writing signed by duly authorized officer of the Company.

     C. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

8.10. Captions; Articles and Sections. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

8.11. Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

8.12. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

8.13. Termination. This Agreement may not be terminated except by the written consent of the parties hereto.

     In Witness Whereof, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

                                       BNP Residential Properties, Inc.


                                       By:     /s/ Philip S. Payne
                                               ---------------------------------
                                       Name:   Philip S. Payne
                                       Title:  Executive Vice President & CFO


                                       Preferred Investment I, LLC


                                       By:     /s/ Peter J. Weidhorn
                                               ---------------------------------
                                       Name:   Peter J. Weidhorn
                                       Title:  Managing Member

The undersigned hereby acknowledges that he is executing this Agreement in his individual capacity for the sole purpose of acknowledging his agreement to the covenant contained in Section 6.10 of this Agreement.

                                /s/ Peter J. Weidhorn
                                ------------------------------------
                                Peter J. Weidhorn